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                                                                    Exhibit 23.2


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference into this Registration Statement on Form S-4 of Delta Holdco Corp. of our report dated March 20, 2001 included in Newmont Mining Corporation's Form 8-K, filed on May 9, 2001, related to Newmont Mining Corporation's financial statements for the year ended December 31, 2000 and to all references to our Firm included in this Registration Statement.


/s/ Arthur Andersen LLP

Denver, Colorado,
January 30, 2002.